Listing Report:Supplement No. 72 dated Apr 14, 2011 to Prospectus dated Mar 04, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Mar 04, 2011 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Mar 04, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 491804
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	7.70%
Term:	36 months

Lender yield:	15.99%	Borrower rate/APR:	16.99% / 20.32%	Monthly payment:	$267.36

Lender servicing fee:	1.00%	Effective Yield*:	15.63%
		Estimated return*:	7.93%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1994	Debt/Income ratio:	15%
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Other
Public records last 12m / 10y:	2/ 3	Revolving credit balance:	$818	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Bankcard utilization:	30%
		Homeownership:	No
Screen name:	wranglertd	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	5 ( 100% )	680-699 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	620-639 (Jul-2008)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	5
Description
Consolidating for a better Tomorrow
Purpose of loan: Consolidate Bills
This loan will be used to... Pay taxes and the remainder of my Capital one card.

My financial situation: Greatly improved from when I was out of work. I have only basic exspenses.
I am a good candidate for this loan because...I have paid off my first Prosper loan in a timely manner. My credit score has gone up several points And I want to continue my positive trend.

Monthly net income: $2600
Monthly expenses: $1000
Housing: $590
Insurance: $100
Car expenses: $50
Utilities: $60
Phone, cable, internet: $45
Food, entertainment: $75
Clothing, household expenses: $
Credit cards and other loans: $25
Other expenses: $40
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 500136
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-2005	Debt/Income ratio:	4%
Credit score:	700-719 (Mar-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	10y 3m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,476	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	34%
		Homeownership:	No
Screen name:	income-venture0	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Catering Start Up
Purpose of loan:
Business Catering Start Up

This loan will be used to...
Purchase Equipment, and operating expenses

My financial situation:
steady income Experienced Restaurant Manager,
Phoenicia Restaurant, Chicago, Illinois

I am a good candidate for this loan because..
Very dependable, per credit history,
Motivated to increase business revenue.

Monthly net income: $ 8000
Monthly expenses: $ see below
Housing: $ 1000
Insurance: $ 60
Car expenses: $ 400
Utilities: $ 300
Phone, cable, internet: $ 100
Food, entertainment: $ 400
Clothing, household expenses: $ 400
Credit cards and other loans: $ none
Other expenses: $ none
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502130
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.25%	Borrower rate/APR:	31.25% / 34.89%	Monthly payment:	$172.56

Lender servicing fee:	1.00%	Effective Yield*:	28.48%
		Estimated return*:	10.18%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1998	Debt/Income ratio:	24%
Credit score:	620-639 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	23 / 22	Length of status:	10y 5m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$21,135	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	76%
		Homeownership:	Yes
Screen name:	trade-banshee8	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	620-639 (Latest)
Principal borrowed:	$5,000.00	< 31 days late:	0 ( 0% )	680-699 (Mar-2010)
Principal balance:	$3,758.10	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
pay off credit card
Purpose of loan:
This loan will be used to...pay off credit cards

My financial situation: bank of america
I am a good candidate for this loan because...I can afford it, it will just be easier to pay one lump sum then several small amounts

Monthly net income: $4000.00
Monthly expenses: $2000
Housing: $850
Insurance: $60
Car expenses: $0
Utilities: $400
Phone, cable, internet: $250
Food, entertainment: $100
Clothing, household expenses: $
Credit cards and other loans: $10000
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502252
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$6,000	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	12.99%	Borrower rate/APR:	13.99% / 16.15%	Monthly payment:	$205.04

Lender servicing fee:	1.00%	Effective Yield*:	12.77%
		Estimated return*:	6.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-1976	Debt/Income ratio:	Not calculated
Credit score:	800-819 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	8y 8m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,931	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	6%
		Homeownership:	No
Screen name:	statue855	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan
Purpose of loan:
This loan will be used to...Consolidate Small Debt

My financial situation:
I am a good candidate for this loan because...I have great credit for a long time.

Monthly net income: $2,200
Monthly expenses: $
Housing: $ None
Insurance: $
Car expenses: $250
Utilities: $ 200
Phone, cable, internet: $None
Food, entertainment: $100
Clothing, household expenses: $
Credit cards and other loans: $250.00
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502258
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$9,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$6,650	Estimated loss*:	8.70%
Term:	36 months

Lender yield:	18.49%	Borrower rate/APR:	19.49% / 22.87%	Monthly payment:	$350.59

Lender servicing fee:	1.00%	Effective Yield*:	18.06%
		Estimated return*:	9.36%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-2003	Debt/Income ratio:	22%
Credit score:	700-719 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	6 / 6	Length of status:	0y 4m
Amount delinquent:	$52	Total credit lines:	16	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,414	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	22	Bankcard utilization:	30%
		Homeownership:	Yes
Screen name:	tolerant-dedication5	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need Cash for Auction
Purpose of Loan:

This loan will be used to help me purchase a cash bid only REO Property.

My Financial Situation:

Allow me to explain the negative marks that are reporting on my credit report:

Delinquencies in last 7y: 22 ? When I was unemployed three years ago, I had a student loan come due, and I did not know about their forbearance policy that would have allowed me to put this account on hold until I could repay it. This is the ONLY account I was ever late on.

Amount delinquent: $52 / Now delinquent: 1 ? This is not my account and I have hired a lawyer to sue this collection company on violations of the FCRA and FDCPA.

My Financial Budget:
Monthly Income (After Taxes): $2,117.42
Housing: $306.00
Insurance: $82.50
Car Expenses/Gas: $100.00
Utilities (Gas/Electric/Water): $160.00
Phone/Cable/Internet: $56.00
Food/Entertainment: $300.00
Household Expenses: $100.00
Car Payment: $198.00
Credit Cards: $60.00

TOTAL MONTHLY EXPENSES: $1,362.50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502260
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$14,999.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$10,499.30	Estimated loss*:	7.70%
Term:	36 months

Lender yield:	15.99%	Borrower rate/APR:	16.99% / 20.32%	Monthly payment:	$534.68

Lender servicing fee:	1.00%	Effective Yield*:	15.63%
		Estimated return*:	7.93%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Nov-2005	Debt/Income ratio:	20%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	9 / 8	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,515	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	28%
		Homeownership:	No
Screen name:	STEVENRM87	Borrower's state:	California	Borrower's group:	PsychDoc's Group
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	49 ( 100% )	660-679 (Latest)
Principal borrowed:	$18,500.00	< 31 days late:	0 ( 0% )	660-679 (Mar-2011) 740-759 (Mar-2010) 580-599 (Dec-2007) 600-619 (Nov-2006)
Principal balance:	$4,145.97	31+ days late:	0 ( 0% )
Total payments billed:	49
Description
4th loan with Prosper NEVER LATE
Purpose of loan:
This loan will be used to pay a down payment on my very first house

My financial situation:
I am a good candidate for this loan because this is my 4th prosper loan and I have NEVER been late or failed to pay any payment from my previous 3 prosper loans or any type of credit for that matter. I take my credit seriously!

I am a Federal Agent with U.S Customs and Border Protection. Credit is taken VERY seriously when employees by the U.S. Government furthermore I have to undergo a re investigation every 5 years as part of my top secret security clearance.

Monthly net income: $ = 6,500

Monthly expenses: 2,000 $
Housing: 500$
Insurance: 134$
Car expenses: 560$
Gas: 300$
Utilities: 150$
Phone, cable, internet: 150$
Food, entertainment: 500$
Clothing, household expenses 500$
Credit cards and other loans: 300$
Other expenses: 250$
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502264
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$282.00

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-2000	Debt/Income ratio:	20%
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	10 / 9	Length of status:	0y 6m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,690	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
		Homeownership:	Yes
Screen name:	skrzynip	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off debt
Purpose of loan: I will be paying off everything I have except the house. This will be the only loan I have

This loan will be used to pay off $7000 in loans and cards and have only one payment.

My financial situation:
I have a full time career as an engineer, and own a house. just trying to pay off everything and only have one loan to pay.

Monthly net income: $5166
Monthly expenses: $
Housing: $850
Insurance: $130
Car expenses: $ one more payment of 300, will be paid next month.
Utilities: $150
Phone, cable, internet: $45
Food, entertainment: $150
Clothing, household expenses: $100
Credit cards and other loans: $ will be 0 after this loan
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502266
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$604.28

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1991	Debt/Income ratio:	45%
Credit score:	740-759 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	3y 3m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$164,193	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	duty-trooper	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
This loan to consolidate cc
No description was provided by the borrower.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502272
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$2,000	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	12.99%	Borrower rate/APR:	13.99% / 16.15%	Monthly payment:	$68.35

Lender servicing fee:	1.00%	Effective Yield*:	12.77%
		Estimated return*:	6.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Apr-1998	Debt/Income ratio:	4%
Credit score:	700-719 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 3	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,980	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Bankcard utilization:	43%
		Homeownership:	No
Screen name:	kind-payment-elvis	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to consolidate higher APR credit card debt and also prove my credibility for future p2p loans.

My financial situation:
I am a good candidate for this loan because I am requesting not due to economic strain, but to consolidate monthly payments and stop wasting money on higher rate credit card debt.
Additionally, the monthly payment for this loan is much less than what I have been paying over the last year without being late.

Monthly net income: $4000
Monthly expenses: $
Housing: $1350
Insurance: $0
Car expenses: $0
Utilities: $200
Phone, cable, internet: $50
Food, entertainment: $500
Clothing, household expenses: $100
Credit cards and other loans: $300
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502274
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$9,100	Estimated loss*:	3.50%
Term:	36 months

Lender yield:	7.90%	Borrower rate/APR:	8.90% / 10.99%	Monthly payment:	$412.79

Lender servicing fee:	1.00%	Effective Yield*:	7.88%
		Estimated return*:	4.38%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Dec-1994	Debt/Income ratio:	10%
Credit score:	780-799 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	3y 11m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$130,328	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	85%
		Homeownership:	Yes
Screen name:	order-wheel5	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Expansion Loan
Purpose of loan:
This loan will be used to purchase software and equipment to expand a investment advisory service and law office specializing in estate planning.

My financial situation:
I am a good candidate for this loan because I have solid credit (I have never missed a payment and take my debts very seriously) and a steady income stream.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502282
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$14,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$9,800	Estimated loss*:	10.80%
Term:	60 months

Lender yield:	27.99%	Borrower rate/APR:	28.99% / 31.42%	Monthly payment:	$444.30

Lender servicing fee:	1.00%	Effective Yield*:	27.29%
		Estimated return*:	16.49%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1981	Debt/Income ratio:	6%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 4	Length of status:	15y 10m
Amount delinquent:	$150	Total credit lines:	39	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	kindness-artist2	Borrower's state:	Kentucky	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Bell county coal permit
Purpose of loan:
This loan will be used to...

My financial situation: Cumberland Valley National Bank
I am a good candidate for this loan because...
If you search My families company in Kentucky you will find we have been in the Highway Contracting business as well as coal And energy business for over 60 years. I am currently personally trying to put the finishing touches up on a coal permit in Bell County Kentucky.

Monthly net income: $5500
Monthly expenses: $800
Housing: $0
Insurance: $Through compnay
Car expenses: $Company
Utilities: $350
Phone, cable, internet: $200
Food, entertainment: $500
Clothing, household expenses:500 $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502298
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	8.70%
Term:	60 months

Lender yield:	21.49%	Borrower rate/APR:	22.49% / 24.76%	Monthly payment:	$418.47

Lender servicing fee:	1.00%	Effective Yield*:	20.98%
		Estimated return*:	12.28%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1988	Debt/Income ratio:	21%
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 8	Length of status:	5y 11m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$537	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Bankcard utilization:	67%
		Homeownership:	No
Screen name:	refined-order3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
A request for a personal loan
Purpose of loan: medical loan

This loan will be used to...Pay for a medical procedure

My financial situation: Fine, but I cannot afford to pay the entire medical cost at one time

I am a good candidate for this loan because...I make timely payments and I do not spend the money that I don't have or couldn't afford to pay back..

Monthly net income: $7,000
Monthly expenses: $800
Housing: $1500
Insurance: $120
Car expenses: $855
Utilities: $100
Phone, cable, internet: $200
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $200
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502300
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.25%	Borrower rate/APR:	31.25% / 34.89%	Monthly payment:	$172.56

Lender servicing fee:	1.00%	Effective Yield*:	28.48%
		Estimated return*:	10.18%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Apr-1989	Debt/Income ratio:	6%
Credit score:	600-619 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 5	Length of status:	6y 7m
Amount delinquent:	$34	Total credit lines:	11	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$981	Stated income:	$100,000+
Delinquencies in last 7y:	27	Bankcard utilization:	85%
		Homeownership:	No
Screen name:	lt42	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	32 ( 91% )	600-619 (Latest)
Principal borrowed:	$2,600.00	< 31 days late:	3 ( 9% )	600-619 (Mar-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Previous Prosper Client-Never Late!
Purpose of loan:
This loan will be used to...pay off the rest of my car...it is at a higher interest rate.

My financial situation:
I am a good candidate for this loan because...I have a very safe job and a steady income. As I mentioned in my listing title, I am a previous Prosper client and made EVERY payment on time. My credit isn't so great, However, I have a law firm working on cleaning it up.

Monthly net income: $5,000
Monthly expenses: $4800
Housing: $2100
Insurance: $120
Car expenses: $540
Utilities: $400
Phone, cable, internet: $218
Food, entertainment: $600
Clothing, household expenses: $372
Credit cards and other loans: $450
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502316
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$19,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$13,300	Estimated loss*:	3.50%
Term:	36 months

Lender yield:	7.90%	Borrower rate/APR:	8.90% / 10.99%	Monthly payment:	$603.31

Lender servicing fee:	1.00%	Effective Yield*:	7.88%
		Estimated return*:	4.38%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jun-1997	Debt/Income ratio:	14%
Credit score:	800-819 (Apr-2011)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,030	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	10%
		Homeownership:	Yes
Screen name:	blooming-silver3	Borrower's state:	Oklahoma	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Investment Property
I am purchasing a rental property in Oklahoma City for a little less than $30,000. This loan will go toward the purchase price and repair costs.

I anticipate that this house will rent for $750 per month. I own and manage a rental house in the same neighborhood that currently rents for $700 per month.

I own and manage 3 rental properties in Oklahoma City - this will be my fourth. Although housing prices are down, the rental market in Oklahoma City is quite strong. I have found it very easy to fill vacancies when my tenants move out.

I am a good candidate for a loan because I am an attorney with a stable job and six figure income. I will not be relying on the income from the rental property to make my loan payments - I will make my payments regardless of any vacancy or expenses that arise.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502318
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	5.95%
Term:	60 months

Lender yield:	15.99%	Borrower rate/APR:	16.99% / 18.41%	Monthly payment:	$372.71

Lender servicing fee:	1.00%	Effective Yield*:	15.71%
		Estimated return*:	9.76%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Nov-2005	Debt/Income ratio:	18%
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	2y 7m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,646	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	35%
		Homeownership:	No
Screen name:	truth-sunrise9	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
open a business
Purpose of loan:
This loan will be used to... open a business

My financial situation: I'm never been late on my payments, and had very good credit history
I am a good candidate for this loan because... I'm always payoff my loans o debt before the due date

Monthly net income: $ 3500
Monthly expenses: $
Housing: $950
Insurance: $80
Car expenses: $250
Utilities: $80
Phone, cable, internet: $100
Food, entertainment: $250
Clothing, household expenses: $150
Credit cards and other loans: $100
Other expenses: $100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502334
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	10.80%
Term:	60 months

Lender yield:	27.99%	Borrower rate/APR:	28.99% / 31.42%	Monthly payment:	$317.36

Lender servicing fee:	1.00%	Effective Yield*:	27.29%
		Estimated return*:	16.49%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Mar-1992	Debt/Income ratio:	13%
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	2y 7m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	cash-framework8	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for home improvement
Purpose of loan:
This loan will be used to...Build a 15x30 Deck on my primary residence.

My financial situation: Bank of America
I am a good candidate for this loan because...I haven't had a late payment on any revolving, installment or mortgage debt in many years. I'm in the mortgage business so I know all about the importance of paying everything on time and never having a 30 day late, collection or charge-off. Maintaining excellent credit is my top priority.

Monthly net income: $8000
Monthly expenses: $
Housing: $2500 (PITI)
Insurance: $200
Car expenses: $200
Utilities: $200
Phone, cable, internet: $125
Food, entertainment: $600
Clothing, household expenses: $150
Credit cards and other loans: $1170
Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502336
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$8,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$5,600	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$322.28

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-1993	Debt/Income ratio:	42%
Credit score:	780-799 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 1	Length of status:	12y 2m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	benevolent-marketplace7	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
installment loan
Purpose of loan: Personal
This loan will be used to...
Purchase new furniture

My financial situation:
I am a good candidate for this loan because...
I have excellent credit

Monthly net income: $ 7200.00
Monthly expenses: $ 2750.00
Housing: $ 2350.00
Insurance: $ 0
Car expenses: $ 0
Utilities: $ 50.00
Phone, cable, internet: $ 150
Food, entertainment: $ 150
Clothing, household expenses: $ 50
Credit cards and other loans: $ 0
Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502348
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	8.70%
Term:	36 months

Lender yield:	18.49%	Borrower rate/APR:	19.49% / 22.87%	Monthly payment:	$147.62

Lender servicing fee:	1.00%	Effective Yield*:	18.06%
		Estimated return*:	9.36%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Aug-1995	Debt/Income ratio:	7%
Credit score:	700-719 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	4 / 4	Length of status:	0y 0m
Amount delinquent:	$91	Total credit lines:	13	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$13,866	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	No
Screen name:	reinforced-market6	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Relocation Loan vs. Signing Bonus
This is a loan to pay for moving expenses.

My financial situation: Good
I am a good candidate for this loan because this loan is essentially risk free. I will receive a signing bonus with my employer on May 22nd, and use that to repay these funds.

Monthly net income: $ 6000
Monthly expenses: $ 2500
Housing: $ 700
Insurance: $ 100
Car expenses: $ 0
Utilities: $ 60
Phone, cable, internet: $ 200
Food, entertainment: $ 450
Clothing, household expenses: $ 150
Credit cards and other loans: $ 800
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502364
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-2005	Debt/Income ratio:	34%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	1y 0m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,705	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	No
Screen name:	brightest-friendly-worth	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need a bit of short-term help
I've fallen behind on a few bills due to some unforeseen expenses and I need to catch up on them. On top of that, I have an impending move in June to another city, and I have no way to fund it. I'm looking to get a better job before I move, so my situation will straighten out over the next few months.

Looking to pay off a $1200 medical bill, a few high-interest credit cards (about $2000), and then utilize the rest for moving.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 501043
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$15,000	Estimated loss*:	8.70%
Term:	60 months

Lender yield:	21.49%	Borrower rate/APR:	22.49% / 24.76%	Monthly payment:	$418.47

Lender servicing fee:	1.00%	Effective Yield*:	20.98%
		Estimated return*:	12.28%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	May-1993	Debt/Income ratio:	18%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	18y 3m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$15,404	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	84%
		Homeownership:	Yes
Screen name:	return-neutron4	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
clp1961
Purpose of loan:
Debt Consolidation

My financial situation:
I have 25 acres of land that I can use as collateral if needed.

Monthly net income: $3,869
Monthly expenses: $3,221
Housing: $896 (includes taxes and Insurance)
Insurance: $70
Car expenses: $300
Utilities: $130
Phone, cable, internet: $250
Food, entertainment: $100
Clothing, household expenses: $100
Credit cards and other loans: $1180
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 501809
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	27.99%	Borrower rate/APR:	28.99% / 32.58%	Monthly payment:	$314.25

Lender servicing fee:	1.00%	Effective Yield*:	26.71%
		Estimated return*:	12.01%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1990	Debt/Income ratio:	38%
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	15y 11m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$33,370	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	wampum-judo	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	8 ( 89% )	680-699 (Latest)
Principal borrowed:	$4,400.00	< 31 days late:	1 ( 11% )	700-719 (Jun-2010) 720-739 (May-2010)
Principal balance:	$3,604.88	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Paying down credit card
Purpose of loan:
This loan will be used for consolidating some of my debt. I have a high interest credit card (30%) and want to pay down part of the balance with this loan. Getting a Proper loan will help me make regular payments and also reduce this credit card balance ... not just make the minimum monthly payment.

My financial situation:
I am a good candidate for this loan because I have a stable job and a long history in my job (15 years). I also make debt payments on time.

Monthly net income: $3,400

Monthly expenses: $2,800
Housing: $550
Insurance: $100
Car expenses: $50 car insurance
* My car is paid off

Utilities: $60
Phone, cable, internet: $60
Food, entertainment: $330 (groceries, mostly)
Clothing, household expenses: $50
Credit cards and other loans: $1,600
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502115
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,500.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,450	Estimated loss*:	18.30%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$152.42

Lender servicing fee:	1.00%	Effective Yield*:	29.17%
		Estimated return*:	10.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jan-2002	Debt/Income ratio:	38%
Credit score:	660-679 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	8y 2m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,059	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	94%
		Homeownership:	No
Screen name:	asset-dragster0	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation loan
Purpose of loan:
This loan will be used to...
consolidate debt

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $1100.00
Monthly expenses: $400.00
Housing: $0
Insurance: $0
Car expenses: $300.00
Utilities: $0
Phone, cable, internet: $100.00
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502271
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$9,100	Estimated loss*:	1.55%
Term:	60 months

Lender yield:	8.60%	Borrower rate/APR:	9.60% / 9.82%	Monthly payment:	$273.66

Lender servicing fee:	1.00%	Effective Yield*:	8.59%
		Estimated return*:	7.04%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Apr-1990	Debt/Income ratio:	3%
Credit score:	840-859 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	10y 3m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$596	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	7%
		Homeownership:	Yes
Screen name:	best-liberty-thinker	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement-Finish Basement
Purpose of loan:
This loan will be used to supplement the money already saved to finish the basement of our home.

My financial situation:
I am a good candidate for this loan because I am debt free except for the house with an excellent credit rating. I was able to use my friend network to acquire deals on materials and labor to get the project started on the money already saved, but also have a desire to finish the project as a whole and not break it into pieces. I chose a smaller per month payment to minimize impact on household cash flow. I am also interested and looking to become an investor in the future so that I can pay it forward.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502275
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	10.80%
Term:	60 months

Lender yield:	27.99%	Borrower rate/APR:	28.99% / 31.42%	Monthly payment:	$476.04

Lender servicing fee:	1.00%	Effective Yield*:	27.29%
		Estimated return*:	16.49%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1986	Debt/Income ratio:	9%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	6y 9m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,084	Stated income:	$100,000+
Delinquencies in last 7y:	15	Bankcard utilization:	43%
		Homeownership:	Yes
Screen name:	sublime-camaraderi2	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
director of manufacturing
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $ 6800
Monthly expenses: $
Housing: $2300
Insurance: $100
Car expenses: $70
Utilities: $300
Phone, cable, internet: $200
Food, entertainment: $300
Clothing, household expenses: $100
Credit cards and other loans: $600
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502281
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$16,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$11,200	Estimated loss*:	1.55%
Term:	60 months

Lender yield:	8.60%	Borrower rate/APR:	9.60% / 9.82%	Monthly payment:	$336.81

Lender servicing fee:	1.00%	Effective Yield*:	8.59%
		Estimated return*:	7.04%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Mar-1999	Debt/Income ratio:	13%
Credit score:	820-839 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,029	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	21%
		Homeownership:	Yes
Screen name:	peso-high-five5	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting back on track
Purpose of loan:
This loan will be used to consolidate debt.

My financial situation:
I am a good candidate for this loan because my husband and I recently had a second child. Prior to getting pregnant, we had day care set up and it was affordable; however, when I was 5 months pregnant, my day care person decided to close. We had to quickly find alternative daycare which caused us to pay much more than we had planned. As a result, we tapped into our credit cards to survive and now we need to get back on track. We have signed our child up for daycare in the fall that will be a lot more afforadable now that he will be 4 years old. We will be in a better financial situation at that time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502289
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$4,200	Estimated loss*:	7.70%
Term:	36 months

Lender yield:	15.99%	Borrower rate/APR:	16.99% / 20.32%	Monthly payment:	$213.89

Lender servicing fee:	1.00%	Effective Yield*:	15.63%
		Estimated return*:	7.93%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1985	Debt/Income ratio:	12%
Credit score:	720-739 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 16	Length of status:	6y 7m
Amount delinquent:	$0	Total credit lines:	46	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,020	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	45%
		Homeownership:	Yes
Screen name:	cvanderhoff65	Borrower's state:	NewJersey	Borrower's group:	Debt Consolidators
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	77 ( 95% )	720-739 (Latest)
Principal borrowed:	$20,500.00	< 31 days late:	3 ( 4% )	780-799 (Apr-2010) 660-679 (Mar-2008) 660-679 (Nov-2006)
Principal balance:	$4,339.31	31+ days late:	1 ( 1% )
Total payments billed:	81
Description
Medical bill pay off
Purpose of loan:
This loan will be used to pay medical bills from an accident in Feb

My financial situation:
I am a good candidate for this loan because I've paid off first loan to prosper, am current on a loan I have here and I am secure in my job.

Monthly net income: $7000+
Monthly expenses: $4246 is total of below
Housing: $1768
Insurance: $238
Car expenses: $640
Utilities: $150
Phone, cable, internet: $50
Food, entertainment: $500
Clothing, household expenses: $200
Credit cards and other loans: $500
Other expenses: $200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502297
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$108.87

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1992	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	3y 5m
Amount delinquent:	$0	Total credit lines:	19	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,963
Delinquencies in last 7y:	0	Bankcard utilization:	96%
		Homeownership:	No
Screen name:	calm-reward321	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Purposes
Purpose of loan:
This loan will be used to...

Help pay some bills and to pay for extra expenses for child's graduation and extra items in preparation for them to go to college

My financial situation:
I am a good candidate for this loan because...

Other income: 3,500 (spouse)
Monthly net income: $ 1200
Monthly expenses: $
Housing:
Insurance: $ 269
Car expenses: $
Utilities: $ 75
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $ 250
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502299
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	14.70%
Term:	36 months

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$174.20

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-1997	Debt/Income ratio:	6%
Credit score:	640-659 (Apr-2011)	Inquiries last 6m:	1	Employment status:	Other
Now delinquent:	2	Current / open credit lines:	1 / 1	Length of status:	3y 11m
Amount delinquent:	$2,167	Total credit lines:	6	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,795	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	89%
		Homeownership:	No
Screen name:	ideal-gold610	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
motorcycle loan
Purpose of loan:
This loan will be used to... Pay for repairs on my motorcycle

My financial situation:
I am a good candidate for this loan because... I have no major loans, cars, house and etc., with fairly good income.

Monthly net income: $3457.67
Monthly expenses: $
Housing: $0 (own home)
Insurance: $212.50 (car, motorcycle and home)
Car expenses: $160.00 (fuel & maintence)
Utilities: $245.00 (gas, electric & water: average per month)
Phone, cable, internet: $165.00
Food, entertainment: $1,300.00
Clothing, household expenses: $100.00
Credit cards and other loans: $10,500 total
Other expenses: $ None that I can think of
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502303
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	A	Listing Duration:	14 days
Minimum Amount to Fund:	$9,100	Estimated loss*:	3.50%
Term:	36 months

Lender yield:	7.90%	Borrower rate/APR:	8.90% / 10.99%	Monthly payment:	$412.79

Lender servicing fee:	1.00%	Effective Yield*:	7.88%
		Estimated return*:	4.38%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Feb-1987	Debt/Income ratio:	7%
Credit score:	760-779 (Apr-2011)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 10	Length of status:	4y 0m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$28,773	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	34%
		Homeownership:	No
Screen name:	funds-chomper580	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pool Loan
Purpose of loan:
This loan will be used for construction of an in-ground pool at my home. The total cost is $55K and, of that, I will pay $25K in cash. I am able, if need be, to use all cash for this purchase, but I would feel better about keeping a reasonable cash reserve for emergencies.

My financial situation:
I am a good candidate for this loan because I have a long track record of very good credit. I have tpyically paid-off my debts in advance. I am a responsible family man, currerntly Vice President of R&D in the biopharmaceutical field. I have been employed in this career for almost 30 years. My base salary is more than $255K annually. My monthy debt obligations are a relatively small fraction of my net income. I have recently (JAN2011) refinanced my home from a 30-yr 5.8% rate to a 15-year 3.5% rate, which is why you might see a number of credit in that time period. Please feel free to contact me should you have any questions.

JVD
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502305
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$11,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$7,700	Estimated loss*:	10.80%
Term:	36 months

Lender yield:	24.99%	Borrower rate/APR:	25.99% / 29.51%	Monthly payment:	$443.14

Lender servicing fee:	1.00%	Effective Yield*:	24.37%
		Estimated return*:	13.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jul-1969	Debt/Income ratio:	15%
Credit score:	640-659 (Mar-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	15 / 14	Length of status:	12y 9m
Amount delinquent:	$1,514	Total credit lines:	38	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$97,852	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	40%
		Homeownership:	Yes
Screen name:	point-flow3	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
ray with grandson john
Purpose of loan:
This loan will be used to..pay medical bills and back bills

My financial situation:
I am a good candidate for this loan because...I have a good job with room for increased pay once economy turns.

Monthly net income: $11,600
Monthly expenses: $
Housing: $1000
Insurance: $ paid by employer
Car expenses: $paid by employer
Utilities: $100
Phone, cable, internet: $50
Food, entertainment: $500
Clothing, household expenses: $250
Credit cards and other loans: $1000
Other expenses: $500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502309
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$14,500.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,150	Estimated loss*:	5.95%
Term:	36 months

Lender yield:	12.99%	Borrower rate/APR:	13.99% / 16.15%	Monthly payment:	$495.51

Lender servicing fee:	1.00%	Effective Yield*:	12.77%
		Estimated return*:	6.82%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1984	Debt/Income ratio:	22%
Credit score:	800-819 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,105	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	23%
		Homeownership:	Yes
Screen name:	order-nirvana0	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding!
Purpose of loan:
This loan will be used to finish paying for wedding expenses!

My financial situation:
I am a good candidate for this loan because, I have good credit, a full time job, and I will pay the loan off as quickly as humanly possibly!

Monthly net income: $2722.00 + $500.00 a month from renter
Monthly expenses: $
Housing: $922
Insurance: $0
Car expenses: $160.00
Utilities: $150.00
Phone, cable, internet: $ Included in Utilities
Food, entertainment: $400.00
Clothing, household expenses: $100.00
Credit cards and other loans: $100.0
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502321
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$13,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$9,100	Estimated loss*:	8.70%
Term:	36 months

Lender yield:	18.49%	Borrower rate/APR:	19.49% / 22.87%	Monthly payment:	$479.76

Lender servicing fee:	1.00%	Effective Yield*:	18.06%
		Estimated return*:	9.36%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jan-1999	Debt/Income ratio:	8%
Credit score:	700-719 (Apr-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	1 / 1	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	bonusologist309	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan for Investments
Purpose of loan: accelerate existing investment structure

This loan will be used to: buy stocks with good dividend-option premiums. I subscribe to dividendium.com, which sorts market data each night, and shows best dividend-option premiums.

My financial situation: very stable; I have income from a job with a top trucking company, as well as passive income from investments. Using the strategy listed above, I am able to obtain 5-7% returns each month.

I am a good candidate for this loan because... I have very specific goals, a stable job situation (demand for qualified drivers is increasing), and 3 years experience with the 'dividend-option' trading strategy.

Monthly net income: $6,200
Monthly expenses: $1,600
Housing: $600
Insurance: $50
Car expenses: $100 (I own my car)
Utilities: $45
Phone, cable, internet: $45
Food, entertainment: $400
Clothing, household expenses: $100
Credit cards and other loans: $100
Other expenses: $160
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 502339
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,600.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$3,220	Estimated loss*:	9.80%
Term:	36 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 25.42%	Monthly payment:	$175.65

Lender servicing fee:	1.00%	Effective Yield*:	20.48%
		Estimated return*:	10.68%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Mar-1997	Debt/Income ratio:	13%
Credit score:	680-699 (Apr-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	8y 0m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$17,763	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	Yes
Screen name:	Jack1114	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	6 ( 100% )	680-699 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	740-759 (Sep-2010)
Principal balance:	$8,496.88	31+ days late:	0 ( 0% )
Total payments billed:	6
Description
Home Improvement Loan
Purpose of loan: Improving Home to Increase Equity
This loan will be used to... build additional storage room

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $8050
Monthly expenses: 6150
Housing: $3200
Insurance: $85
Car expenses: $500
Utilities: $300
Phone, cable, internet: $165
Food, entertainment: $300
Clothing, household expenses: $100
Credit cards and other loans: $800
Other expenses: $700
Information in the Description is not verified.